Exhibit 99

Marriott International, Inc.

Schedule of Segment Revenues and Income from Continuing Operations by Quarter

($ in millions)

	Fiscal Year 2006 (1)
	First Quarter ended March 24, 2006	Second Quarter ended June 16, 2006	Third Quarter ended September 8, 2006	Fourth Quarter ended December 29, 2006	Total
REVENUES

North American Full-Service	$1,219	$1,267	$1,124	$1,586	$5,196
North American Limited-Service	452	490	500	618	2,060
International	275	326	332	478	1,411
Luxury	331	329	313	450	1,423
Timeshare	356	427	413	644	1,840

Total lodging	2,633	2,839	2,682	3,776	11,930
Synthetic Fuel	57	39	6	63	165
Other unallocated corporate	15	13	15	22	65

Total	$2,705	$2,891	$2,703	$3,861	$12,160

INCOME FROM CONTINUING OPERATIONS

North American Full-Service	$137	$105	$72	$141	$455
North American Limited-Service	72	106	93	109	380
International	43	62	55	77	237
Luxury	18	16	10	19	63
Timeshare	51	68	61	100	280

Total lodging financial results	321	357	291	446	1,415
Synthetic Fuel (after-tax)	3	4	(3)	1	5
Other unallocated corporate	(55)	(54)	(55)	(87)	(251)
Interest income, provision for loan losses and interest expense (excluding Synthetic Fuel)	(14)	(19)	(15)	(24)	(72)
Income taxes (excluding Synthetic Fuel)	(85)	(102)	(77)	(116)	(380)

Total	$170	$186	$141	$220	$717

(1)	The quarters consisted of 12 weeks, except for the fourth quarter, which consisted of 16 weeks. The fiscal year consisted of 52 weeks.

Exhibit 99

Marriott International, Inc.

Schedule of Segment Revenues and Income from Continuing Operations by Quarter

($ in millions)

	Fiscal Year 2005 (1)
	First Quarter ended March 25, 2005	Second Quarter ended June 17, 2005	Third Quarter ended September 9, 2005	Fourth Quarter ended December 30, 2005	Total
REVENUES

North American Full-Service	$1,173	$1,222	$1,125	$1,596	$5,116
North American Limited-Service	401	433	453	599	1,886
International	129	192	286	410	1,017
Luxury	312	322	287	412	1,333
Timeshare	399	383	451	488	1,721

Total lodging	2,414	2,552	2,602	3,505	11,073
Synthetic Fuel	108	98	98	117	421
Other unallocated corporate	12	11	14	19	56

Total	$2,534	$2,661	$2,714	$3,641	$11,550

INCOME FROM CONTINUING OPERATIONS

North American Full-Service	$92	$38	$93	$126	$349
North American Limited-Service	55	68	69	111	303
International	23	(6)	37	79	133
Luxury	13	11	8	13	45
Timeshare	63	80	50	78	271

Total lodging financial results	246	191	257	407	1,101
Synthetic Fuel (after-tax)	18	44	30	33	125
Other unallocated corporate	(44)	(53)	(53)	(69)	(219)
Interest income, provision for loan losses and interest expense (excluding Synthetic Fuel)	(8)	4	(28)	(23)	(55)
Income taxes (excluding Synthetic Fuel)	(67)	(48)	(58)	(111)	(284)

Total	$145	$138	$148	$237	$668

(1)	The quarters consisted of 12 weeks, except for the fourth quarter, which consisted of 16 weeks. The fiscal year consisted of 52 weeks.

Exhibit 99